Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Sew Cal Logo, Inc. (the "Company") on Form 10-Q for the period ending February 28, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard Songer, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ending February 28, 2009 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ending  February 28, 2009 fairly presents, in all material respects, the financial condition and results of operations of Sew Cal Logo, Inc.

Dated: April 20, 2009

SEW CAL LOGO, INC.

By:	/s/ Richard Songer
Chief Executive Officer